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                                                                    Exhibit 10.2

                       DATA PROCESSING SERVICE AGREEMENT


     This Agreement is entered into as of July 1, 1999, by and between DBT ONLINE, INC., a Pennsylvania Corporation, having an address at 4530 Blue Lake Drive, Boca Raton, Florida 33431 ("DBT"), and US SEARCH.COM, INC. a Delaware corporation, having an address at 9107 Wilshire Boulevard, Suite 700, Beverly Hills California 90210 ("SEARCH").

     WHEREAS, DBT has developed and maintains an information network consisting of both public records and publicly available data, currently comprised of the databases and data access gateways enumerated on Exhibit A hereto ("Network"); and

     WHEREAS, DBT is engaged in providing computer-related data retrieval services ("Gateway Services") for the benefit of its customers ("Customers"), including information of the type provided by DBT; and

     WHEREAS, SEARCH desires DBT to supply information contained in the Network to SEARCH for resale by SEARCH to its Customers subject to the conditions set forth herein via the Gateway Services; and

     WHEREAS, DBT desires to provide SEARCH such Network information on the terms and subject to the provisions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.   TERM.  The term of this Agreement shall be for a period commencing on the
     ----
date of this Agreement ("Commencement Date") and terminating on the date ("Termination Date") five (5) years and six (6) months following the Effective Date. This Agreement may be extended for an additional two (2) years on the same terms and conditions as provided in the Agreement by mutual written consent of the parties.

2.   APPOINTMENT AND SCOPE OF AGREEMENT.  On the terms and conditions of this
     ----------------------------------
Agreement, SEARCH hereby authorizes DBT and DBT accepts such authorization to provide Network information to SEARCH for distribution of such information solely as described herein.

3.   OBLIGATIONS OF DBT.
     ------------------

     3.1 DBT shall maintain the personnel and equipment necessary to accomplish the services and provide the products contemplated hereunder.

     3.2 DBT shall use reasonable efforts to maintain the availability (in accordance with the specifications set forth in Exhibit B) through the Network of the data specified in Exhibit A and shall maintain data currency updates to the Network as it does for its own subscribers.

[*] = Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

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     3.3  DBT shall provide Gateway Services by permitting access to the Network in accordance with this Agreement. Gateway Services and the Network shall be available to Customers during the days, dates and times and at services levels that DBT makes available the Network to its own subscriber companies. Should the Network, or any information contained therein, be unavailable for a period of greater than two (2) hours, or should there be other problems with the Network meet the applicable service levels set forth in Exhibit C, then DBT shall undertake the error correction and remediation procedures set forth in such Exhibit
          C. In the event that the Network, or any information contained therein, is unavailable for a period of greater than forty eight (48) hours, then DBT shall reduce the minimum monthly fee for usage to reflect the loss of use of access to such Network information for such time as the Network, or any information contained therein remains unavailable. Such calculation shall be based on the prior month's usage of such Network information that had become unavailable and shall reduce the minimum monthly fee, for such time as the Network, or any information contained therein remains unavailable, by an amount equal to the prior month's billings on an hourly basis for such unavailable Network information multiplied by the number of hours in excess of forty eight (48) that such Network information is unavailable. Such reduction shall constitute liquidated damages and not a penalty and are SEARCH's sole and exclusivity remedy for such unavailability; provided, however, that DBT shall remain obligated to perform its remediation obligations under Exhibit C.

     3.4 DBT shall provide sufficient data communications connectivity to meet the needs of Customers for access to the Network.

     3.5 DBT shall be responsible for maintaining data connectivity necessary between itself and all vendors of information offered through the Network.

     3.6 SEARCH agrees not to distribute the Network information in a new product or service offering or material modification of an existing product or service offering until it has been reviewed, tested and mutually determined to reflect accurately the data supplied by DBT and the purposes for which such information may be used under any federal, state or local laws governing such information. DBT and SEARCH agree to use all reasonable efforts to assure that any required review, in accordance with this section, shall be performed within five (5) business days.

     3.7 DBT agrees that any uniquely bundled Network information product consented to and developed by DBT subject to the specification of SEARCH and clearly identified by SEARCH as a Unique Product prior to its development ("Unique Product") shall not be provided to any other company making such Unique Product available to customers primarily over the Internet ("Competitor") for a period of one (1) year from the date of introduction to Customers. A Competitor, as defined in this Section, shall exclude any affiliate, subsidiary or parent of DBT or SEARCH.

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     3.8  DBT will name a senior level business manager to meet with SEARCH on a regular basis, not less than once per calendar quarter at a location mutually acceptable to the parties, to assure open dialog throughout the term of this Agreement.

     3.9 DBT shall comply with the Principles adopted by the Individual Reference Services Group Industry Principles (IRSG), initially as contained in Exhibit D of this Agreement, as such may be amended from time to time by the IRSG during the term of this Agreement.

     3.10 DBT shall perform its obligations set forth throughout this Agreement to a standard not less than the level of performance provided by DBT to its other subscribers who purchase similar volumes of broad based Network information, for resale, and delivered in a similar method or media. Without limiting the foregoing, DBT agrees to provide the level of performance required to meet the service levels described in Exhibit C. Any failure of the Network to comply with any applicable service level should be remedied by DBT as set forth in Exhibit C.

     3.11 DBT shall perform certain engineering services to develop gateway interfaces or other products on a project-by-project basis subject to development of mutually acceptable specifications from time to time over the two years following the Effective Date of this Agreement. Any engineering services provided by DBT [*] following the Effective Date of this Agreement and at [*] In no event shall the rate of increase for such services [*] and [*] in any subsequent year of this Agreement.

     3.12 In the event that a third party supplier of information to DBT ceases to make information available to DBT for distribution to SEARCH, DBT shall promptly notify SEARCH of such action and shall use reasonable efforts to work with such third party supplier and SEARCH to facilitate access to such third party information by SEARCH. In the event that DBT efforts fail to provide access to such third party information, the sole remedy available to SEARCH shall be that available through Section 3.3 of this Agreement unless such third party supplied information is not yet utilized by SEARCH. In the event that such third party supplied information is not yet utilized by SEARCH and SEARCH has stated its intent to utilize such third party supplied information, the parties agree to negotiate in good faith to abate future increases in the stated monthly minimum fee for usage required under Section 6.2 in an amount not to exceed the anticipated volume usage of such third party supplied information.

     3.13 DBT shall use reasonable efforts to maintain year 2000 readiness as outlined in Exhibit F.

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

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4.   OBLIGATIONS OF SEARCH.
     ---------------------

     4.1 SEARCH shall maintain all data connectivity necessary between its computer facilities and DBT at its own expense.

     4.2 SEARCH will be providing first and second level support to its Customers regarding Network information.

     4.3 In any marketing of the Network, SEARCH shall not make any representation or warranty with respect to the Network broader than or inconsistent with any representation or warranty made by DBT with respect to the Network in DBT's then-current Subscriber Agreement supplied to SEARCH, the current version of which is attached as Exhibit E hereto, or with other written descriptions provided by DBT to SEARCH from time to time, and agreed to by SEARCH hereunder subject to the dispute resolution provisions outlined in Section 17 of this Agreement.

     4.4 SEARCH agrees to take reasonable care in the use and dissemination of the data retrieved from the Network and to comply with pertinent federal and state laws and regulations regarding use of the information.

     4.5 SEARCH agrees that it will not use or disseminate data retrieved from the Network for use as a consumer report, as defined in the Fair Credit Reporting Act, without the prior consent of DBT and then only in compliance with such Act.

     4.6 SEARCH shall comply with the Principles adopted by the Individual Reference Services Group Industry Principles (IRSG) and insure that non-Public Information provided by DBT shall not be distributed to the general public. SEARCH shall keep complete and accurate books and records as defined in the IRSG Principles. DBT shall have the right to monitor SEARCHES compliance with the IRSG Principles and no more often than twice annually, upon ten (10) business days' prior written notice, at any time following the effective date of this Agreement to appoint an independent, third party auditor at SEARCH's expense reasonably acceptable to SEARCH and subject to a reasonable confidentiality agreement with SEARCH to examine, inspect, audit, review and make extracts from all books and records evidencing IRSG compliance and report only its detailed findings of compliance or non-compliance to DBT, with a copy to be supplied simultaneously to SEARCH. In the event that it is determined by the independent auditor that SEARCH has failed to comply with the IRSG Principles in a non-material manner, then DBT shall allow SEARCH five (5) business days to correct such non-compliance. Should the parties disagree either with the auditor or between themselves as to the interpretation or application of a particular IRSG provision, the parties may resolve such disagreement in accordance with the dispute resolution procedures set forth in Section 17. If the IRSG provisions change over time and the parties disagree as to the applicability of such changed provisions to the subject matter of this agreement, the parties

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          may also use the dispute resolution procedures set forth in Section
          17. Notwithstanding the foregoing, the parties agree to retain a mutually acceptable independent arbiter, prior to engaging in the
          Section 17 dispute resolution procedures, to make determinations regarding interpretation of the IRSG guidelines.

     4.7 SEARCH will name a senior level business manager to meet with DBT on a regular basis, not less than once per calendar quarter at a location mutually acceptable to the parties, to assure open dialog throughout the term of this Agreement.

5.   SITE OF SERVICES: RIGHTS TO INFORMATION; RESTRICTION ON USE;
     -----------------------------------------------------------
     CONFIDENTIALITY.
     ---------------

     5.1 All services provided by DBT hereunder shall be performed at DBT's facilities located at 4530 Blue Lake Drive, Boca Raton, Florida 33431 or at such other facility as DBT may choose. All services provided by SEARCH hereunder shall be performed at SEARCH's facilities located at 9107 Wilshire Boulevard, Suite 700, Beverly Hills, California 90210 or at such other facility as SEARCH may choose.

     5.2 SEARCH acknowledges that the Network is not the product of independent investigation by DBT but is available information maintained by government agencies or compiled by private companies from public and private data records and updated periodically.

     5.3 Notwithstanding anything else to the contrary in this Agreement, SEARCH shall not maintain any Network data on its premises for resale following retrieval from DBT and delivery to the original requesting Customer; provided, however, that SEARCH shall have the right to maintain Network data sufficient enough to assure compliance with IRSG. DBT shall have the right to have SEARCH's facilities inspected from time to time, but no more often than twice annually, in accordance with the procedures set forth in Section 4.7 to ensure compliance with Section 5 of this Agreement.

     5.4 SEARCH acknowledges that the manner in which the Network and the information contained therein is compiled, aggregated and displayed is proprietary to DBT and that all intellectual property rights in and to the Network and the information contained therein including without limitation the copy rights thereto, are and remain solely the property of DBT and SEARCH shall obtain no right in and to the Network or information contained therein except for the limited right and license to use the Network and information contained therein and resell the information contianed in the Network as specifically set forth herein.

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6    FEES AND PAYMENTS.
     -----------------

     6.1 As compensation for data supplied by DBT, SEARCH agrees to pay all standard fees for services ordered by SEARCH as described in Exhibit A, as discounted pursuant to Exhibit A.

     6.2 SEARCH acknowledges that this Agreement requires a minimum monthly fee for usage of [*] Within thirty (30) days following each anniversary of the Effective Date, DBT will invoice SEARCH for any shortfall between amounts paid by SEARCH to DBT during the previous year and the sum of minimum monthly fees for such period.

     6.3 DBT agrees to invoice SEARCH for all fees and charges due and SEARCH agrees to pay all invoice fees and charges within thirty (30) days of receipt.

     6.4 SEARCH agrees to pay interest at the lessor of, the highest rate allowable, by law, or 1 1/2% on all amounts outstanding for greater than sixty (60) days.

     6.5 To the extent applicable, SEARCH shall be responsible for and shall pay all sales, use, excise or similar taxes arising from payments made by SEARCH to DBT under this Agreement, excluding any taxes based on DBT's income. Nothing herein contained shall preclude SEARCH from contesting the applicability or payment of any such tax. SEARCH's failure or refusal to pay any such tax shall not be a default under this Agreement. SEARCH agrees to indemnify DBT against any amounts or penalties imposed by the applicable taxing authority for failure to pay any such taxes payable by SEARCH hereunder; provided that DBT gives SEARCH prompt written notice of such claim and sole control of the defense or settlement of such claim.

     6.6 SEARCH recognizes that fees may increase during the term of this agreement to reflect a direct pass-through of any increase in federal, state or municipal fees assessed DBT for access to information without prior notice to SEARCH. DBT agrees to provide SEARCH prompt written notice of any such price changes, in advance if possible.

     6.7 DBT agrees that in the event it adjusts its published pricing, as listed on Exhibit A, to a price lower than that contained in Exhibit A, or changes its product or service offering to offer materially less information, slower functionality or diminished performance from the standards offered in this Agreement, DBT shall provide a reduction equal to the percentage discounted price set forth in Exhibit A against current pricing. Such adjustment shall be made concurrently with the effective date of such price modification for DBT subscribers in general. In

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

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          addition, should DBT's performance materially fall below
          Specifications either on a per-product or per-service basis or generally, then the parties agree to discuss in good faith a reduction of the minimum monthly purchase obligations or the fees for the applicable below-specification product or service.

     6.8 SEARCH agrees pay DBT[*] within thirty (30) days following the Effective Date as a one time administrative fee.

7.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     7.1 Rights Warranty. DBT represents and warrants that (a) DBT has the right to grant the licenses granted herein and to provide the Network services, and (b) the provision of such Network services and any information that DBT may provide to SEARCH hereunder does not violate any applicable local, state, federal or international law.


     7.2 DISCLAIMER. SEARCH ACKNOWLEDGES THAT THE INFORMATION CONTINED IN THE NETWORK IS OBTAINED FROM NUMEROUS THIRD PARTY SOURCES AND THAT SUCH INFORMATION IS NOT ERROR FREE. EXCEPT AS EXPRESSLY SET FORTH IN
          Section 7.1, DBT AND ITS DATA SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OF THE SOFTWARE OR THE INFORMATION CONTAINED IN THE NETWORK, OR WITH RESPECT TO THE COMPLETENESS, CORRECTNESS, CURRENTNESS OF SUCH SOFTWARE OR INFORMATION.

8.   INDEMNITY.
     ---------

     8.1 DBT shall defend, protect, indemnify and hold SEARCH harmless from and against all costs, expenses and damages attributable to any claim that use of any Network information provided hereunder infringes upon any proprietary or contractual right of a third party, or breach of applicable law by DBT related to the collection of such information supplied to SEARCH under this Agreement provided that (i) SEARCH gives prompt written notice of any such claim to DBT, and (ii) DBT is given full control over the defense of such claim and receives the full cooperation of SEARCH, at DBT's expense, in the defense thereof.
          DBT'S obligation under this section shall survive any termination of this Agreement. DBT shall not have the right to settle any claims against SEARCH without SEARCH's advance written consent, such consent not to be unreasonably withheld or delayed.

     8.2 SEARCH shall indemnify, defend and hold DBT harmless from and against all costs, expenses and damages incurred by DBT: (a)from any third-party claim

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

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          arising out of the use of any of the data or services contained in the
          Network; (b) arising out of any breach by SEARCH of this Agreement which causes or may cause harm to DBT in an amount greater then $5,000 for each occurrence, provided that (i) DBT gives prompt written notice of any such claim to SEARCH, and (ii) SEARCH is given full control over the defense of such claim and receives the full cooperation of DBT in the defense thereof. SEARCH's obligation under this section shall survive any termination of this Agreement. SEARCH shall not have the right to settle any claims against DBT without DBT's advance written consent, such consent not to be unreasonably withheld or delayed.

9.   LIMITATION OF DAMAGES.   IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
     ---------------------
OTHER FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNATIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, LOSS OF DATA OR EQUIPMENT DOWNTIME, ARISING BY WAY OF CONTRACT, TORT OR OTHER CLAIMS FOR DAMAGES, EVEN IF THE PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING; PROVIDED, HOWEVER, THAT THIS SENTENCE SHALL NOT AFFECT THE CALCULATION OF THE AMOUNT OF ANY "LOSS" IN CONNECTION WITH ANY CLAIMS MADE BY PERSONS OTHER THAN THE PARTIES HERETO. IN NO EVENT SHALL DBT BE LIABLE FOR ANY AMOUNT IN EXCESS OF THE COST OF SERVICES PROVIDED TO SEARCH GIVING RISE TO A CLAIM FOR DAMAGES.

10.  OWNERSHIP AND DISSEMINATION OF THE DBT NETWORK AND LICENSED DATA.  SEARCH
     ----------------------------------------------------------------
acknowledges that DBT is the exclusive owner of all right, title and interest in the Network, including, but not limited to its contents (except for portions licensed from third parties) programming, software, formulas, procedures, and manuals, and all copyrights (and renewals) therein.

11.  DEFAULT.
     -------

     11.1 Either party hereto (hereinafter the "Defaulting Party") shall be in default upon the occurrence of any one of the following events: (i) failure to perform any term, condition or covenant of this Agreement and such failure shall continue for a period of sixty (60) days after receipt of written notice thereof; (ii) if the Defaulting Party ceases the conduct of active business; (iii) if any proceedings under the Federal Bankruptcy Act or other insolvency laws shall be instituted by or against the Defaulting Party or if a receiver shall be appointed for the Defaulting Party or any of its assets or properties; or (iv) if the Defaulting Party shall make an assignment for the benefit of creditors.

     11.2 Upon any default, the party which is not in default may terminate this Agreement and, if applicable, declare all fees and other charges immediately due and payable. Any termination shall be without prejudice to any other rights or remedies which the nondefaulting party may have against the Defaulting Party with respect to such default, except as limited herein. Any such termination as a result of a

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          default shall not entitle the Defaulting Party to a refund, in whole or in part, of the fees or other charges it has paid hereunder.

     11.3 No remedy referred to in this Section is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to herein or otherwise available to the nondefaulting party at law or in equity, except as limited herein.

12.  USE OF TRADEMARKS AND LOGOS; ADVERTISING.
     ----------------------------------------

     12.1 Neither party shall use in any advertising, sales promotion, letterhead, publicity or other public or media communications, any trade name, trademark, service mark, logo or similar other identification or abbreviation, contraction or simulation thereof owned by the other party without the consent of the other party, which consent shall not be unreasonably withheld.

     12.2 Neither party shall advertise or in any way publicly announce through any media that it has entered into this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     12.3 Each party shall have the right to review any and all materials bearing such party's trade name, trademark, service mark, logo or similar other identification or abbreviation, contraction or simulation thereof for the purposes of exercising its right of quality control over such items.

13.  EXCUSABLE DELAY.  Neither party hereunder shall be liable to the other for
     ---------------
any delay in the time for performance of its obligations under this Agreement if such delay arises out of circumstances beyond its reasonable control, including but not limited to wars, natural disasters, equipment failure or breakdown, governmental regulation or interference, or other calamity. In the event of any such excusable delay, the time for the performance of such obligations shall be extended for a period equal to the length of the delay. The party whose performance is hampered by the excusable delay shall provide written notice to the other parties as soon as reasonably possible of the occurrence of the delay, but in no event later than three (3) business days, provide a description thereof, and exercise its best efforts to remove such cause of non-performance. All other obligations not affected by the excusable delay shall be in force and effect during the period of time that the affected obligation is suspended during the continuance of such excusable delay. If an excusable delay arises out of equipment failure or breakdown, and such delay results in a failure of performance which continues for a period of seventy-five (75) consecutive days, the non-defaulting party, by notice in writing to the other, may state its intention to terminate this Agreement. Upon receipt of such written notice the defaulting party will have fifteen days to cure such default and avoid termination.

14.  NOTICES.  All notices required or permitted under this Agreement will
     -------
be in writing, will reference this Agreement and will be deemed given: (i) when delivered personally; (ii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iii) one day after deposit with a

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commercial overnight carrier specifying next day delivery, with written verification of receipt, at the addresses specified below. Each party may change its address by written notice in accordance with this Section.

     To SEARCH:    US SEARCH.COM, Inc.
                   9107 Wilshire Boulevard, Suite 700
                   Beverly Hills, CA 90210
                   ATTN:  VP of Operations


     To DBT:       DBT Online, Inc.
                   4530 Blue Lake Drive,
                   Boca Raton, FL 33431
                   ATTN:  General Counsel

15.  RELATIONSHIP OF THE PARTIES.  The parties hereto agree that the
     ----------------------------
     relationship of the parties created by this Agreement is that of independent contractor and not that of employer/employee, principal/agent, partnership, joint venture or representative of the other. Except as authorized hereunder, neither party shall represent to third parties that it is the employer, employee, principal, agent, joint venture or partner with, or representative of the other party.

16.  NONDISCLOSURE.
     -------------

     16.1 The parties acknowledge that the Network, Gateway Services and the information returned therein has been procured, compiled and developed by DBT and its data providers at great time and expense, and that DBT may suffer great harm if SEARCH or any of its employees, discloses any such information in any form to a third party except as provided herein and therefore DBT may seek such injunctive relief as it deems necessary to protect its interests.

     16.2 Each party agrees that it will use the same degree of care and discretion to avoid disclosure or dissemination of the other party's Confidential Information to anyone other than those employees with a need to know for purposes of this Agreement as it uses with information it does not wish to have published, disclosed or disseminated. Neither party will use the other's Confidential Information without the prior written consent of the other party. For purposes of this Agreement, "Confidential Information" means, without limitations: (i) any information relating to either party's product plans, specification, designs, development, costs or trademarks, or relating to its finances, marketing plans, business opportunities, personnel, research or know-how; (ii) any information designated by the disclosing party as confidential, including, without limitation, the detailed design plans and code for the Gateway Services and the Network.

     16.3 The parties agree that they have no obligation to keep confidential any information that: (i) is or becomes generally known or available by publication,

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          commercial use or otherwise through no fault of the receiving party;
          (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction;
          (iii) is independently developed by the receiving party; (iv) is lawfully obtained from a third party who has the right to make such disclosure; or (v) is released for publication by the disclosing party in writing. In addition, the parties are permitted to describe to SEARCH Customers the following information: the returned data elements of the Network.

17.  DISPUTE RESOLUTION.
     ------------------

     17.1 DBT and SEARCH understand and agree that the implementation of this Agreement will be enhanced by the timely and open resolution of any disputes or disagreements between such parties.

     17.2 Each party agrees to use its good faith efforts to cause any disputes or disagreements between such parties to be considered, negotiated in good faith, and resolved as soon as possible.

     17.3 In the event that any dispute or disagreement between the parties cannot be resolved to the satisfaction of the DBT project manager and the SEARCH project manager within ten (10) days after either such project manager has notified the other in writing of the need to resolve the specific dispute or disagreement within such ten (10) day period, then the dispute or disagreement shall be immediately referred in writing to the Chief Technology Officer of DBT and the Chief Technical Officer of SEARCH (or their respective successors) for consideration. In the event that such officers of DBT and SEARCH cannot resolve such dispute or disagreement to their mutual satisfaction within ten (10) days after the latter person has received written notice of the need to resolve the specific dispute or disagreement within such ten (10) day period, then the dispute or disagreement shall be immediately referred to in writing to the CEO of DBT and the CEO of SEARCH (or their respective successors) for consideration.

     17.4 No resolution or attempted resolution of any dispute or disagreement pursuant to this Section shall be deemed to be a waiver of any term or provision of this Agreement or consent to any breach or default unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

     17.5 In the event a dispute should arise out of the terms, conditions and obligations of this Agreement, and such dispute has not been resolved after exhausting the procedures described in Section 17.3 of this Agreement, the dispute shall be finally settled under the Rules of the Judicial Arbitration and Mediation Services/Endispute (the "Rules") by a single arbitrator appointed in accordance with the Rules. The arbitration shall be conducted in Boca Raton. Judgment on the arbitrator's award may be entered in any court having jurisdiction over one or more of the parties to the dispute or the assets of such party or parties. Each party shall bear its own expenses. Section 16 shall apply to all communications

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          regarding any arbitration proceeding. No provision of this Section
          17.5 shall limit the right of a party to this Agreement to obtain equitable relief or any provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration. The exercise of a remedy does not waive the right of either party to resort to arbitration.

     17.6 No action arising our of this Agreement, regardless of form, may be brought by any party more than one (1) year after the cause of action has accrued.

18.  MISCELLANEOUS PROVISIONS.
     ------------------------

     18.1 Section headings are for convenience only and will not be construed as part of this Agreement. This Agreement shall be construed and interpreted according to its fair meaning and without regard to any presumption or other rule requiring construction against the party drafting or causing this Agreement to be drafted.

     18.2 This Agreement shall be governed by the laws of the State of New
          York.

     18.3 Neither party shall assign this Agreement directly or indirectly by operation of law without the advance written consent of the other; provided, however, that either party may assign this agreement to a successor in interest upon the occurrence of a merger, acquisition, reorganization, change of control or sale of all or substantially all
          of the assets of the assigning party.   The terms, conditions and
          obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective permitted successors and permitted assigns thereof. Any assignment in violation of this Section 18.2 shall be null and void ab initio.

     18.4 This Agreement together with the Exhibits hereto, which are fully incorporated herein, contains the complete and exclusive agreement between the parties relating to the subject matter herein. This Agreement supersedes, and the terms of this Agreement govern, any prior or contemporaneous agreements, understandings, representations, communications or proposals, oral or written, between the parties relating to the subject matter of this Agreement, all of which are merged herein. No statements in writing subsequent to the date of this Agreement purporting to modify or add to the items and conditions hereof shall be binding unless consented to in writing by duly authorized representatives of SEARCH and DBT in a document making specific reference to this Agreement. This Agreement may by executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.5 No waiver of any breach of any provision of this Agreement shall constitute a waiver of a prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid or illegal or unenforceable provision has never been contained herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


     US SEARCH .COM, Inc.                    DBT Online, Inc.


     By: /s/ C. Nicholas Keating, Jr.        By: /s/ Andrew Perlmutter
         -------------------------------        --------------------------


     Date:  20 July 1999                     Date:  7/20/99
           -----------------------------          ------------------------

                                   Exhibit A

                               DBT ONLINE, INC.
                                   PRICING

                                                                      Annualized       Annualized              Annualized
                                                                          Volume           Volume                  Volume
                                                                            $[*]             $[*]                    $[*]
AUTOTRACK XP
      Queries / Links -- Real-time                                          $[*]             $[*]              $[*]
      Basic Reports -- Real-time                                            $[*]             $[*]              $[*]
      Comprehensive -- Real-time                                            $[*]             $[*]              $[*]
      Criminal Records*                                                     $[*]             $[*]              $[*]
      Civil Records*                                                        $[*]             $[*]              $[*]
      MVR's*                                                                $[*]             $[*]              $[*]
      Regional Bell Operating Companies -- Real-time                        $[*]             $[*]              $[*]

AUTOTRACK PLUS
       Time charges (per minute or fraction thereof)                        $[*]             $[*]              $[*]
       Extended Searches -- Real-time                                       $[*]             $[*]              $[*]
       Regional Bell Operating Companies -- Real-time                       $[*]             $[*]              $[*]
       Snap Shot -- Real-time                                               $[*]             $[*]              $[*]
       Criminal Records*                                                    $[*]             $[*]              $[*]
       Civil Records*                                                       $[*]             $[*]              $[*]
       MVR's*                                                               $[*]             $[*]              $[*]
       Business Credit Report                                               $[*]             $[*]              $[*]

OTHER
        Bankruptcy Search                                                   $[*]             $[*]              $[*]
        Business Credit Report                                              $[*]             $[*]              $[*]
        Civil Record Search*                                                $[*]             $[*]              $[*]
        Criminal Record Search By County*                                   $[*]             $[*]              $[*]
        Criminal Record Search By State                                     $[*]             $[*]              $[*]
        Education Verification                                              $[*]             $[*]              $[*]
        Moving Violation Report*                                            $[*]             $[*]              $[*]
        Previous Employment Verification                                    $[*]             $[*]              $[*]
        Professional License Verification                                   $[*]             $[*]              $[*]
        Real Property Search -- On-Site                                     $[*]             $[*]              $[*]
        Tag / License Plate Search -- On-Site                               $[*]             $[*]              $[*]
        Uniform Commercial Code Search -- On-Site                           $[*]             $[*]              $[*]
        Vehicle Identification Number History                               $[*]             $[*]              $[*]
        Vehicle Title History*                                              $[*]             $[*]              $[*]
        Workers Compensation Claim Search                                   $[*]             $[*]              $[*]
        All other products discounted from published pricing                 [*]%             [*]%              [*]%



        * Statutory fees additional
        All other product discounts do not include discounting of statutory fees


[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit B
--------------------------------------------------------------------------------

                                                                 AutoTrackXP(SM)

--------------------
          Price List

    PRICING OVERVIEW

     AutoTrackXP pricing is calculated on a per transaction basis. AutoTrackXP has no per-minute charges, no set up fees and no printing charges.

     Monthly Service Fee  _______________________________________________ $[*]
     Each month that an account exceeds $100 in AutoTrackXP charges, the service fee will be waived.


    STANDARD FEATURES

     Searches________________________________________________________ $[*]
     A Search is a query of AutoTrackXP's databases to identify an individual, address, asset, business, etc. A Search can be conducted with just a name, a social security number, a phone number, a driver license number, or other criteria. Each Search will provide matches, when available, to the chosen criteria. In addition, a Search will allow you to browse 300 records at no charge. (To comply with privacy guidelines, Searches using a social security number will only return records that exactly match the social security number you enter.)

     Search Extensions ______________________________________________ $[*]
     Search Extensions are available after conducting a Search in Faces of the Nation(R). The three Search Extensions are (1) the names of other people associated with an individual's address(es), (2) the names and listed phone numbers for the neighbors of an address(es), and (3) any other names associated with a particular social security number.

     Basic Reports __________________________________________________ $[*]
     A Basic Report can be ordered after conducting a Search. This report will include, when available, current address information, historical address information, date of birth, information related to social security numbers, phone numbers and more. The information in the Basic Report is derived from a broad array of databases so it provides a solid overview of the subject of your search.

     National Comprehensive Reports ________________________________ $[*]
     A National Comprehensive report can be ordered at any time after conducting a Search. This report contains the information from the Basic Report as well as linkages to AutoTrackXP's other extensive national and state databases for a summary of assets, driver licenses, professional licenses, real properties, vehicles, and more. Using advanced search techniques, AutoTrackXP precisely identifies and integrates the information which matches the individual. The result is a National Comprehensive Report providing an extremely focused and thorough composite.



     AutoTrackXP prices are subject to change.
     DBT Online, Inc.
     AutoTrackXP is a service mark of Database Technologies, Inc.  (C) 1999
     Database Technologies, Inc. ALL RIGHTS RESERVED.                 May 1,1999

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------

                                                                 AutoTrackXP(SM)



       Associates Feature ___________________________________________ [*]
       The Associates Feature is an option which can be incorporated into either the Basic Report or the National Comprehensive Report. The Associates Feature provides, when available, the names of an individual's relatives, other people who have used the individual's address(es), neighbors with listed phone numbers, as well as spouses in Florida and Texas.

       Real-Time Phone Searches _____________________________________ [*] A
       Real-Time Phone Search can be used to find the listed telephone number of a person, business or government agency or to identify the name affiliated with a particular listed telephone number. This search can be conducted by inputting a name, city and state (adding a street name will narrow the search results) or a telephone number. AutoTrackXP will process the request through its direct gateway access to regional Bell Telephone(SM) companies' Directory Assistance database information, which contains over 117 million listings.

       Business Comprehensive report _______________________________ [*] A
       Business Comprehensive Report will include, when available, business-related information from Secretaries of State and other leading business sources. In addition, the Business Comprehensive Report will include, when available, linkages to AutoTrackXP's other extensive national and state databases for a summary of assets, vehicles, real-time phone listings, trademarks, businesses linked by address and FEIN, licenses and more. For an introductory period, the Business Comprehensive Report will also include additional information on business executives and their other business affiliations. The result is a Business Comprehensive Report providing an extremely focused and thorough composite.

                -----------------------------------------------

       AutoTrackXP prices are subject to change.
       DBT Online, Inc.
       AutoTrackXP is a service mark of Database Technologies, Inc.  (C) 1999
       Database Technologies, Inc. ALL RIGHTS RESERVED.               May 1,1999

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
                                                                 AutoTrackXP(SM)



Premium Searches
------------------
          Price List


    COURT SEARCHES

       Court Record Searches provide access to criminal, civil, bankruptcy, and driving history records held by county, state, and federal courts. Most Court Record Searches are submitted online, processed by a researcher who visits the court to review records and the results are returned electronically via AutoTrackXP.

     County Searches

       Seven Year Criminal Searches.........................................................................    [*]
       Seven Year Civil Searches (States where only a single-court search is required)......................    [*]
       Historical Criminal Searches.........................................................................    [*]
       Historical Civil Searches (States where only a single-court search is required)......................    [*]
       Civil Searches (State where a multi court search is required)........................................    [*]

                             State                          Number            Seven Year          Historical
                                                           Of Courts         Civil Search        Civil Search
                       -----------------------------------------------------------------------------------------
                       Arkansas                            2 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Delaware                            3 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Georgia                             3 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Hawaii                              3 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Indiana                             2 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Maine                               2 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Maryland                            2 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Michigan                            2 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Mississippi                         2 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Puerto Rico                         2 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------
                       Tennessee                           3 Courts             [*]                 [*]
                       -----------------------------------------------------------------------------------------

     Misdemeanor Searches

       Seven Year Criminal Searches...........................................................................    [*]

       *Some courts apply a surcharge fee to research this information, which is in addition to AutoTrackXP's search fee. The total amount of the Misdemeanor search will be displayed on the online order form prior to placing the order.

     Federal Searches

       Seven Year Criminal Search.............................................................................    [*]
       Seven Year Civil Searches..............................................................................    [*]
       Seven Year Bankruptcy Searches.........................................................................    [*]
       Historical Criminal Searches...........................................................................    [*]
       Historical Civil Searches..............................................................................    [*]
       Historical Bankruptcy Searches.........................................................................    [*]

       AutoTrackXP prices are subject to change.
       DBT Online, Inc.
       AutoTrackXP is a service mark of Database Technologies, Inc.  (C) 1999
       Database Technologies, Inc. ALL RIGHTS RESERVED.               May 1,1999


[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
                                                                 AutoTrackXP(SM)
     New York City Searches

Criminal Searches (Per Borough)...........................................$[*]
Civil Searches (Per Borough)..............................................$[*]

        Statewide Searches
        Criminal Histories............................................ See Table


                State              Statewide                              State                            Statewide
                                Criminal Search                                                        Criminal Search
-----------------------------------------------                            --------------------------------------------
Colorado                              $[*]                                  Montana                              $[*]
--------------------------------------------                               --------------------------------------------
Connecticut                           $[*]                                  Nebraska                             $[*]
--------------------------------------------                               --------------------------------------------
Florida                               $[*]                                  New Jersey                           $[*]
--------------------------------------------                               --------------------------------------------
Hawaii                                $[*]                                  North Carolina                       $[*]
--------------------------------------------                               --------------------------------------------
Indiana                               $[*]                                  North Dakota                         $[*]
--------------------------------------------                               --------------------------------------------
Kansas                                $[*]                                  Oklahoma                             $[*]
--------------------------------------------                               --------------------------------------------
Maine                                 $[*]                                  Oregon                               $[*]
--------------------------------------------                               --------------------------------------------
Massachusetts                         $[*]                                  Pennsylvania                         $[*]
--------------------------------------------                               --------------------------------------------
Michigan                              $[*]                                  South Carolina                       $[*]
--------------------------------------------                               --------------------------------------------
Minnesota                             $[*]                                  Washington                           $[*]
--------------------------------------------                               --------------------------------------------
Missouri                              $[*]                                  Wisconsin                            $[*]
--------------------------------------------                               --------------------------------------------

Moving Violations Records (MVR) Searches.............................. See Table

                State             Statewide                                          State               Statewide
                                 MVR Search                                                             MVR Search
--------------------------------------------                               --------------------------------------------
Alabama                                $[*]                                   Montana                             $[*]
--------------------------------------------                               --------------------------------------------
Alaska                                 $[*]                                   Nebraska                            $[*]
--------------------------------------------                               --------------------------------------------
Arizona                                $[*]                                   New Hampshire                       $[*]
--------------------------------------------                               --------------------------------------------
Arkansas                               $[*]                                   New Jersey                          $[*]
--------------------------------------------                               --------------------------------------------
California                             $[*]                                   New Mexico                          $[*]
--------------------------------------------                               --------------------------------------------
Colorado                               $[*]                                   New York                            $[*]
--------------------------------------------                               --------------------------------------------
Connecticut                            $[*]                                   Nevada                              $[*]
--------------------------------------------                               --------------------------------------------
Delaware                               $[*]                                   North Carolina                      $[*]
--------------------------------------------                               --------------------------------------------
D.C.                                   $[*]                                   North Dakota                        $[*]
--------------------------------------------                               --------------------------------------------
Florida                                $[*]                                   Ohio                                $[*]
--------------------------------------------                               --------------------------------------------
Georgia                                $[*]                                   Oklahoma                            $[*]
--------------------------------------------                               --------------------------------------------
Hawaii                                 $[*]                                   Oregon                              $[*]
--------------------------------------------                               --------------------------------------------
Idaho                                  $[*]                                   Pennsylvania                        $[*]
--------------------------------------------                               --------------------------------------------
Illinois                               $[*]                                   Rhode Island                        $[*]
--------------------------------------------                               --------------------------------------------
Indiana                                $[*]                                   South Carolina                      $[*]
--------------------------------------------                               --------------------------------------------
Iowa                                   $[*]                                   South Dakota                        $[*]
--------------------------------------------                               --------------------------------------------
Kansas                                 $[*]                                   Tennessee                           $[*]
--------------------------------------------                               --------------------------------------------
Kentucky                               $[*]                                   Texas                               $[*]
--------------------------------------------                               --------------------------------------------
Louisiana                              $[*]                                   Utah                                $[*]
--------------------------------------------                               --------------------------------------------
Maine                                  $[*]                                   Vermont                             $[*]
--------------------------------------------                               --------------------------------------------
Maryland                               $[*]                                   Virginia                            $[*]
--------------------------------------------                               --------------------------------------------
Massachusetts                          $[*]                                   Washington                          $[*]
--------------------------------------------                               --------------------------------------------
Michigan                               $[*]                                  West Virginia                        $[*]
--------------------------------------------                               --------------------------------------------
Minnesota                              $[*]                                  Wisconsin                            $[*]
--------------------------------------------                               --------------------------------------------
Mississippi                            $[*]                                  Wyoming                              $[*]
--------------------------------------------                               --------------------------------------------
Missouri                               $[*]
--------------------------------------------                               --------------------------------------------

       AutoTrackXP prices are subject to change.
       DBT Online, Inc.
       AutoTrackXP is a service mark of Database Technologies, Inc.  (C) 1999
       Database Technologies, Inc. ALL RIGHTS RESERVED.               May 1,1999

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       EXHIBIT C

                           SERVICE LEVEL AGREEMENTS

  Up-Time: DBT has engineered its computer systems and network to ensure fully redundant systems and installed failovers that minimize any single point of failure. DBT is committed to 24 by 7 up time, 365 days a year. DBT will notify 1800USSearch of any required downtime at least 48 hours in advance.

  Problem Resolution Procedures: As part of DBT's commitment to providing reliable service DBT has instituted a series of Command, Control and Communications (C3) procedures to monitor, identify and resolve problems as quickly as possible. DBT will notify 1800USSearch of any unscheduled down time, including identifying the problem, the estimated time to repair and when the system is restored to normal operation. Specific points of contact within 1800USSearch and DBT will be identified to facilitate these procedures.

  To further explain the internal DBT C3 procedures the following description is provided for information purposes only and is not considered part of the Service Level Agreement.

     [*]



[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

     [*]


  Communicating Change Control: DBT has established specific time windows for non-emergency changes to be implemented, including whom to notify. These windows are Tuesday, Thursday and Saturday, 10pm to 4am EST. Understanding that 1800USSearch has unique business and promotional needs, DBT will work with 1800USSearch to accommodate these needs to the extent practical by not scheduling major changes during these key production times.

  Customer Service: DBT will provide subscriber support through a dedicated 1-800 telephone number 24 by 7, 365 days a year. DBT will further designate a senior level Service Center Team Leader to coordinate support activities to assure that representatives communicating with 1800USSearch staff have the necessary information to provide satisfactory, prompt suphport.



[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT D

                         INDIVIDUAL REFERENCE SERVICES
                              INDUSTRY PRINCIPLES

                      Individual Reference Services Group
                           Final -- December 15, 1997
               Individual Reference Services Industry Principles
                                   Preamble:

The following principles were developed by members of the individual reference services industry to respond, as an industry, to heightened interest in the industry's practices. The principles represent good practices that the undersigned companies agree to support as part of their operating practices. While it may take up to a year for some principles to be implemented fully, other principles are already part of the operating practices of the undersigned companies.
Scope:
These principles apply to individual reference services, which are commercial services that directly or as suppliers to others provide information that assists users in identifying individuals, verifying identities and locating individuals for various purposes.
Definitions:
     . Public Record Information: Information about or related to an individual which has been obtained originally from the records of a federal, state, or local governmental entity that are open for public inspection.
     . Publicly Available Information: Information about an individual that is available to the general public from non-governmental sources such as telephone directories, classified ads, newspaper reports, publications, or other forms of information.
     . Non-Public Information: Information about an individual that is of a private nature and neither available to the general public nor obtained from a public record.
     . Appropriate or Appropriately: Describes actions or uses that are reasonable under the circumstances reflecting a balance between the interests of individual privacy and legitimate business, governmental, and personal uses of information, including prevention and detection of fraud.
Principles:
     Education: Individual reference services shall individually and through their industry groups make reasonable efforts to educate users and the public about privacy issues associated with their services, the types of services they offer, these principles, and the benefits of the responsible flow of information.
     Reputable Sources: Individually identifiable information shall be acquired from only sources known as reputable in the government and private sectors.
          A. Reasonable measures shall be employed to understand an information source's data collection practices and policies before accepting information from that source.
          B. Individually identifiable information that is collected for marketing purposes shall not knowingly be purchased, sold or retained for creating or inclusion in individual reference services, unless it is PUBLIC RECORD INFORMATION or PUBLICLY AVAILABLE INFORMATION; its use is specifically permitted by law; or it is collected with notice to the individual that such information will be used for inclusion in individual reference service products.
      Accuracy: Reasonable steps shall be taken to help assure the accuracy of the information in individual reference services. The goal of individual reference service products is to furnish customers with accurate reproductions of information.
        A. When contacted by an individual concerning an alleged inaccuracy about that individual, the individual reference service, as APPROPRIATE, shall either correct any inaccuracy or inform the individual of the source of the information and, if reasonably available, where a request for correction may be directed.
        B. The individual reference service's commitment to furnish users with reasonably accurate reproduction of information in PUBLIC RECORD INFORMATION systems does not permit alteration of the substantive content of PUBLIC RECORD INFORMATION products or services.
     Public Record and Publicly Available Information: PUBLIC RECORD INFORMATION and PUBLICLY AVAILABLE INFORMATION shall be usable without restriction unless legally prohibited.
     Distribution of Non-Public Information: Except as provided in section IX, NON-PUBLIC INFORMATION will be distributed only according to the criteria set forth below. The nature of NON-PUBLIC INFORMATION being requested and the intended uses of such information shall determine the level of review of the subscriber. Companies who supply information covered by this section to individual reference services shall provide such information only to individual reference services that adopt or comply with these principles.
           A. Selective and Limited Distribution of Non-Public Information. Individual reference services may distribute NON-PUBLIC INFORMATION without restriction of its contents only to qualified subscribers.
                 1. Qualified subscribers for the selective and limited distribution of NON-PUBLIC INFORMATION must satisfy the following conditions:
                        a. The subscribers must state their APPROPRIATE uses for
                           such information.
                        b. The subscribers must agree to limit their use and redissemination of such information to such APPRO PRIATE uses.
                        c. The subscribers shall be reasonably identified and meet qualification requirements that establish them as APPROPRIATE users of the information and agree to terms and conditions consistent with these principles prior to accessing the information.
                 2. Each individual reference service shall take reasonable steps to protect against misuse of NON-PUBLIC INFORMATION distributed pursuant to this subsection which will include:
                        a. Each individual reference service shall make
                           available upon request an explanation of what uses of its information are APPROPRIATE and to which types of qualified subscribers such information is available.
                        b. Individual reference services shall conduct a
                           reasonable review of the subscriber and its intended uses of the information prior to making NON-PUBLIC INFORMATION available to the subscriber.
                        c. Individual reference services shall maintain a record
                           of the identity of subscribers, the types of uses, and the terms and conditions agreed to by the subscriber for three years after termination of each subscriber's relationship with the individual reference service.
                        d. Reasonable measures shall be employed to help assure
                           that qualified subscribers use NON-PUBLIC INFORMATION APPROPRIATELY.



                        e. Individual reference services shall implement
                           reasonable mechanisms to remedy subscriber abuses of the information.
           B. Commercial and Professional Distribution of Non-Public Information. Individual reference services, when they limit the NON-PUBLIC INFORMATION content of their products or services as set forth below, may distribute such products or services only to established professional and commercial users who use the information in the normal course and scope of their business or profession and the use is APPROPRIATE for such activities.
               1. NON-PUBLIC INFORMATION products or services distributed pursuant to this subsection shall not include:
                  a. Information that reflects credit history, financial history, medical records, mother's maiden name identified as such, or similar information;
                  b. Certain information like social security number and birth information unless truncated in an APPROPRIATE and industry consistent manner.
               2. Users shall agree to terms and conditions consistent with these principles prior to accessing the NON-PUBLIC INFORMATION, shall agree to use such information solely in the normal course and scope of their business or profession and that the use is APPROPRIATE for such activities and that they shall limit their use and redissemination of such information to such uses and in accordance with these principles.
               3. Individual reference services shall take reasonable steps to protect against misuse of the NON-PUBLIC INFORMATION distributed pursuant to this subsection which will include:
                  a. If not previously established, the individual reference service shall take reasonable steps to identify the user and to establish the user as an established professional or commercial entity.
                  b. Reasonable measures shall be employed to help assure that commercial and professional customers use NON-PUBLIC INFORMATION APPROPRIATELY.
                  c. Individual reference services shall implement reasonable mechanisms to remedy subscriber abuses of the information.
                  d. Individual reference services shall maintain a record of the identity of subscribers and the terms and conditions agreed to by the subscriber for three years after termination of each subscriber's relationship with the individual reference service.
     C. General Distribution of Non-Public Information. Individual reference services, when they limit the NON-PUBLIC INFORMATION content of their products or services as set forth in this subparagraph, may distribute such products or services to any person.
               1. NON-PUBLIC INFORMATION distributed pursuant to this subparagraph shall not knowingly include information that reflects social security number, mother's maiden name identified as such, non-published telephone number, or non-published address information obtained from telephone companies, birth information, credit history, financial history, medical records, or similar information, nor will the service be retrievable by a social security number.
               2.  The individual reference service shall take reasonable steps to protect against the misuse of NON-PUBLIC INFORMATION.
          Security: Individual reference services shall maintain facilities and systems to protect information from unauthorized access and persons who may exceed their authorization. In addition to physical and electronic security, individual reference services shall reasonably implement:
               1. Employee and contractor supervision -- Employees and contractors shall be required to sign confidentiality agreements and be subject to supervision.


               2. Reviews -- System reviews shall be made at APPROPRIATE intervals to assure that employees are complying with policies.
          Openness: Each individual reference service shall have an information practices policy statement that describes what types of information it has, from what types of sources, how it is collected, the type of entities to whom it may be disclosed and the type of uses to which it is put, and shall make its policy statement available upon request. Consumers shall be notified about these practices in various ways such as:
                 1.  Web sites;
                 2.  Advertisements; or
                 3.  Company or industry-initiated educational efforts.
          Choice: Each individual reference service shall upon request inform individuals of the choices, if any, available to limit access or use of information about them in its data base, provided, however, that in the case of NON-PUBLIC INFORMATION distributed to the general public (section V.C of these principles), an individual reference service shall provide an opportunity for an individual to limit the general public's access or use of such NON-PUBLIC INFORMATION.
          Access: Upon request and reasonable terms, an individual reference service shall:
                 A. Inform an individual about the nature of PUBLIC RECORD and PUBLICLY AVAILABLE INFORMATION that it makes available in its products and services and the sources of such information;
                 B. Provide individuals with NON-PUBLIC INFORMATION contained in products and services that specifically identifies them and that are distributed as part of an individual reference service to users under section V. of these Principles unless the information was obtained on a limited use basis from a governmental agency or if its disclosure is limited by law or legally recognized privilege; and
                 C. Direct individuals to a consumer-reporting agency regulated by the Fair Credit Reporting Act where such agency is the source of the information about the individual.
          Children: Where an individual is identified in the product or service as being under the age of 18, no NON-PUBLIC INFORMATION about that individual shall be provided for other than selective and limited distribution purposes or for the purposes of locating missing children.
          Assurance of Compliance: The signers of these principles shall have completed within 15 months of the effective date of these principles, and on a periodic basis thereafter, at least once every year, an assurance review done by a reasonably qualified independent professional service. The independent professional service shall apply assurance criteria consistent with these principles and approved by the signers as a group. Individual reference services shall have a reasonable opportunity to respond to any concerns expressed in such assurance review. A summary reflecting both the [original] report and any subsequent actions taken or response made by the company shall be publicly available.

                                   Exhibit E

                          DATABASE TECHNOLOGIES, INC.
                             SUBSCRIBER AGREEMENT

This Agreement is entered into as of the last date set forth below, by and between Database Technologies, Inc. ("DBT") with its principal address at 4530 Blue Lake Drive, Boca Raton, Florida, 33431 and _______________________________
("Subscriber") with its principal address at __________________________________
and applies to Subscriber's use of all services provided by DBT.

For purposes of this Agreement, all references to DBT shall include DBT's directors, officers, employees, agents, affiliates and assigns. The services provided by DBT shall include, without limitation, all online services, data retrieval services, gateway access, customer service and documentation provided by DBT from time to time (collectively, the "Services"). All information provided by DBT in connection with the Services, including, without limitation, all data, reports and files are collectively referred to as the "Information".

1. SERVICES. Based upon the uses which Subscriber has certified to DBT on Subscriber's Intended Use Certification (the "Use Certification"), DBT shall provide Subscriber with the Services designated by Subscriber from time to time, in consideration for the fees for the Services as set forth in Section 3 pursuant to the attached Terms and Conditions (the "Terms and Conditions") which shall govern Subscriber's use of the Services and the Information. Subscriber shall not use the Information obtained through the Services for credit granting, credit monitoring, account review, insurance underwriting, employment or any other purpose prohibited by the Fair Credit Reporting Act, 15 U.S.C. Sec. 1681, et seq, ("FCRA"), and similar state statutes. DBT reserves the right to immediately terminate this Agreement and Subscriber's access to the Services and the Information if Subscriber violates this Section 1 or any other provision of this Agreement or if Subscriber's use of the Services is other than as set forth in Subscriber's Use Certification.

2. ELIGIBILITY. Subscriber acknowledges that DBT does not provide the Services and Information to the general public. Subscriber represents and warrants that Subscriber is either a (i) licensed professional in good standing; (ii) a company with a genuine and legitimate business need for the Services and Information for the uses identified by Subscriber in Subscriber's Use Certification; or (iii) a duly constituted law enforcement or other governmental agency. Subscriber shall provide proof of licensure upon request of DBT. Subscriber shall use the Services and the Information only in the ordinary course of Subscriber's business in a manner appropriate for such business, for the uses identified to DBT by Subscriber in Subscriber's Use Certification. Subscriber shall promptly notify DBT of any change in Subscriber's status affecting Subscriber's eligibility to use the Services.

3. FEES AND CHARGES. For the Services and the license hereunder, Subscriber shall pay DBT the applicable rates announced by DBT from time to time either in writing or online or as specifically agreed upon in writing by DBT and Subscriber (the "DBT Price List"). DBT may make changes, additions and deletions to the Services and the Information at any time without prior notice and such changes shall not affect the rate set forth on the DBT Price List. DBT reserves the right to alter the DBT Price List at any time upon fifteen (15) days notice. DBT shall invoice Subscriber for all fees and charges incurred and such invoices are due and payable upon receipt.

4. TERM AND TERMINATION. This Agreement may be terminated at any time by either party upon thirty (30) days prior written notice to the other party. Notwithstanding the foregoing, if Subscriber breaches this Agreement, DBT shall have the right to terminate this Agreement immediately either with or without notice. Any termination of this Agreement shall not affect any fees or charges then due to DBT from Subscriber. Upon any such termination, Subscriber shall cease using the Services and shall delete from Subscriber's computers and other media all copies of any Software provided by DBT in connection with this Agreement and return to DBT, within ten (10) days thereafter, all Software, manuals and documentation provided in connection with the use of the Services.

5. NOTICES. Except for any changes to the DBT Price List or as otherwise provided herein, any notice required or permitted to be sent under this Agreement shall be in writing and delivered personally, sent by prepaid regular first-class certified mail return receipt requested, or by overnight courier to the addresses specified above, or such address either party may specify in writing, and shall be effective on the date received.

6. ASSIGNMENT. Subscriber may not assign or sublicense this Agreement or any rights hereunder, without the prior written consent of DBT.

7.  SEVERABILITY.   Should any term or condition of this Agreement be declared illegal or unenforceable, such illegality or unenforceability shall not affect any other term or condition hereof.

8. SURVIVAL. The provisions of Sections 3, 8 and 10 hereof and Sections 1, 2, 3, 5, 6, 7 and 8 of the Terms and Conditions shall survive the termination of this Agreement, for any reason.

9. ENTIRE AGREEMENT. This Agreement, the DBT Price List and the attached Terms and Conditions are the exclusive agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, representations and statements. This Agreement may be amended only upon the written consent of both parties.

10. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without reference to its principles of conflicts of laws.

Notwithstanding DBT's prior signature, this Agreement does not constitute an offer to provide Services by DBT and shall not be binding until Subscriber
(i) has been accepted by DBT following the Subscriber Qualification Process; and
(ii) has been issued a user identification number and password by DBT.


                         DATABASE TECHNOLOGIES, INC.

_____________________________
        (SUBSCRIBER)

BY:__________________________     BY: ___________________________

TITLE: ______________________     TITLE: ________________________

DATE: _______________________     DATE: _________________________

                              TERMS AND CONDITIONS

THE FOLLOWING TERMS AND CONDITIONS GOVERN THE USE OF ALL ONLINE SERVICES PROVIDED BY DATABASE TECHNOLOGIES, INC. ("DBT"). YOU MAY NOT USE SUCH SERVICES, OR THE INFORMATION AVAILABLE FROM SUCH SERVICES, WITHOUT FIRST ACCEPTING THESE TERMS AND CONDITIONS.

1. SOFTWARE LICENSE; LICENSE TO USE SERVICES AND INFORMATION; RESTRICTIONS ON USE. For so long as Subscriber subscribes to the applicable DBT Services and fully complies with the terms of the Subscriber Agreement, DBT shall make available to Subscriber, from time to time, certain software and modifications and updates to such software (collectively, the "Software") in connection with the Services, in order to access the Information. DBT hereby grants Subscriber a limited, revocable, non-exclusive, non-transferable license to use the Software, and to access and use the Services and the Information, for internal research and investigative purposes only, and not for resale, for the uses specified by Subscriber in the Subscriber Qualification Process. Subscriber may make one copy of the Software for backup or archival purposes, provided that Subscriber duplicates on such backup copy the copyright notice and other identifying information on the Software. Subscriber must notify DBT in writing if it wishes to make any additional copies of the Software so that DBT may properly track such Software. Subscriber may download a portion of the Information to a storage device for the purpose of printing Reports. Subscriber shall not sell, copy, reproduce or transfer the Information in bulk or resell the Reports. Subscriber shall not provide access to the Services to any other party. In using the Services and the Information, Subscriber shall comply with all applicable federal and state laws and regulations, including, without limitation, any reporting or use requirements under the FCRA to the extent applicable. If Subscriber breaches these provisions, DBT may terminate Subscriber's access to the Services and Information and seek an injunction and any other available relief against Subscriber. DBT reserves the right to restrict Subscriber's access to certain portions of the Services and Information.

2. DBT INTELLECTUAL PROPERTY; RIGHT AND TITLE. The Software and copyright to the printed information supplied by DBT and the reports provided to Subscriber by DBT containing search results of the Information (the "Reports") are and shall remain the intellectual property of DBT and its third party suppliers. Subscriber may print a copy of the documentation from the Software only for its own use for the sole purpose of operating the Software. Subscriber acknowledges that the Software, the Services, the Information and the Reports are proprietary to DBT and contain copyrighted material, trade secrets and proprietary information owned by or licensed to DBT. Subscriber shall not de-compile, reverse engineer, disassemble or otherwise reduce the Software to human readable form. Subscriber may not modify, rent, lease, loan, or distribute copies of the Software. Subscriber may not create derivative software based upon any trade secret or proprietary information of DBT. Subscriber acknowledges that the license set forth herein is not a sale of DBT intellectual property and that DBT and its suppliers continue to own all right, title and interest in and to the Software, Services, Information and the copyright to the Reports, including but not limited to all rights under applicable intellectual property laws. Subscriber shall use the Services, Information and the Reports consistent with such right, title and interest of DBT. Subscriber shall obtain no proprietary interest in any of the Services or the Information.

3. U.S. GOVERNMENT USE. Use, duplication or disclosure of the Software by the U.S. Government is subject to "Restricted Rights", as that term is defined in the Department of Defense ("DOD") Supplement to the Federal Acquisition Regulations ("DFARS") in paragraph 252.227-7013(c)(1)(ii) if to the DOD, or, if the Software is supplied to any unit or agency of the U.S. Government other than DOD, the Government's rights in the Software shall be as defined in subparagraphs (c)(1) or (c)(2) of FAR 52.227-19, Commercial Computer Software-Restricted Rights; or FAR 52.227-14, Rights in General Data Alternative III, as applicable. Contractor: Database Technologies, Inc., 4530 Blue Lake Drive, Boca Raton, Florida.

4. USER IDENTIFICATION; INQUIRY LOG. Subscriber shall maintain the confidentiality of its assigned user identification numbers for the Services and shall be responsible for all charges incurred under such numbers. Each of Subscriber's authorized users shall be assigned a unique user identification name or number ("ID"). The name of each user associated with each ID shall be provided to DBT. Subscriber shall insure that no ID assigned to Subscriber's account is used by more than one individual and that users do not otherwise share IDs. Unless Subscriber is a duly constituted law enforcement or government agency, DBT reserves the right to maintain and, for any legitimate reason, review logs containing any inquiry details and other activities performed by Subscriber.

5. INTELLECTUAL PROPERTY INDEMNITY. DBT shall indemnify, defend and hold Subscriber harmless from and against any and all claims, losses, costs, damages and expenses (including attorney's fees) (collectively "Losses") to the extent arising out of any claim by any third party that the Software violates such party's copyright, trademark or other U.S. intellectual property rights.

6. INDEMNITY. Except to the extent (i) provided in Section 5 above or (ii) arising out of the gross negligence or willful misconduct of DBT, Subscriber shall indemnify, defend, and hold DBT harmless from and against any Losses resulting from claims by third parties arising out of Subscriber's use of the Services or the Information.

7. LIMITATION OF LIABILITY. Subscriber acknowledges that DBT relies on others, including the compilers and reporters of public records, in providing the Services and the Information. THE SERVICES AND THE INFORMATION ARE PROVIDED `AS IS' AND `AS AVAILABLE', WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Neither DBT nor any third party source of any Information shall be liable to Subscriber (or to any person or entity claiming through Subscriber) for any damages arising from or caused in whole or in part from (i) errors or omissions in the Services or the Information; (ii) any interruption in the Services; (iii) DBT's or any third party source's negligent acts or omissions in procuring, compiling, interpreting, reporting or delivering the Information; or
(iv) otherwise in providing the Services. Notwithstanding this paragraph, in the event that DBT or any third party source shall be found liable for any damages for any reason relating to Subscriber's use of the Services or the Information, the appropriate measure of such damages shall be the cost paid by Subscriber for the Services and the Information specifically relating to such loss.

8. NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL DBT OR ANY THIRD PARTY SUPPLIER TO DBT BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF DBT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. EXCUSABLE DELAY. The availability of Services and Information is subject to interruption and delay ("Excusable Delay") due to causes beyond DBT's reasonable control. DBT shall not be liable to Subscriber for any Excusable Delay.

10. ADVERTISING. Neither party shall use, in any advertising, sales promotion, publicity or other public or media communications, any trade name, trademark, service mark, or logo owned by the other party, without the written consent of such party.

11. PURCHASE ORDER. If Subscriber's purchase order is used in conjunction with this Agreement, the terms and conditions set forth in this Agreement are made a part of and govern in the event of any conflict with the terms of such purchase order.

12. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Subscriber Agreement to which these Terms and Conditions are attached and made a part of.

                                   Exhibit F


Year 2000 Issues

------------------------------------------------------------------------------
Year 2000 Readiness Disclosure

The following statement shall be designated as a Year 2000 Readiness Disclosure for purposes of THE YEAR 2000 INFORMATION AND READINESS DISCLOSURE ACT by DBT Online, Inc. and its wholly owned subsidiary Database Technologies, Inc. (collectively, the "Company").

The Year 2000 Issue is the issue of whether information and non-information technology systems will be able to recognize and process date-sensitive information in the year 2000. The Company relies, directly and indirectly, on information technology systems, such as microprocessors, proprietary operating systems, desktop computers, network hardware equipment and applications software, to operate its products, manage its business data and perform a variety of administrative services including accounting, financial reporting, payroll and invoicing. The Company also relies on non-information technology systems including office equipment, security systems, and telephone systems to carry out its day-to-day operations. In addition, third parties material to the Company's operations, such as suppliers, vendors and customers, rely on information and non-information technology systems to manage their businesses. All of these technology systems could potentially be affected by the Year 2000 Issue.

In order to obtain Year 2000 compliance certification from the Information Technology Association of America, an independent industry consortium, and minimize the risk of Year 2000 related losses, the Company began conducting a comprehensive assessment of its Year 2000 Issues in August 1998. The assessment has focused on six areas that, if affected by the Year 2000 Issue, could have a material adverse effect on the Company's operations. These areas are: data storage; DBT's product software; vendor product software used by customers; vendor product software used internally by the Company; hardware; and other technology systems used by the Company, including phone and security systems. The following is a Year 2000 status report for each of these areas, based upon the phase of the assessment completed to date:

     DATA STORAGE

     Approximately 1 % of the data fields used in DBT products are not Year 2000 compliant and will require modification. The Company expects to make all of its data fields Year 2000 compliant by June 1, 1999. In addition, the Company will adopt policies and procedures to ensure that all of its data fields remain Year 2000 compliant in the future.

     DBT PRODUCT SOFTWARE

     The Company believes that its product processing software is generally equipped to handle the Year 2000 Issue. The Company is currently in the process of amending codes to bring the product processing software into full Year 2000 compliance. The company expects that all of its product software will be Year 2000 compliant by June 1, 1999.

     VENDOR PRODUCT SOFTWARE USED BY CUSTOMERS

     Version 8.0 of pcANYWHERE, the software used to access AutoTrack PLUSSM, is certified Year 2000 compliant. Earlier versions of pcANYWHERE will not be made Year 2000 compliant by Symantec, the vendor. The Company plans to begin testing to determine the costs of bringing the earlier versions of pcANYWHERE into compliance. Alternatively, the Company may require its customers to upgrade their communications packages to version 8.0 of pcANYWHERE or to move to AutoTrackXPSM, which customers may access via widely available Internet browsers. These applications and the latest versions of Microsoft Internet Explorer and Netscape Navigator, are Year 2000 compliant.

     VENDOR PRODUCT SOFTWARE USED BY THE COMPANY

     The Company is currently contacting vendors of software products used by the Company internally, including Microsoft Office and Outlook to determine if those products are Year 2000 compliant. The Company believes that most of these products either are currently Year 2000 compliant or that vendors will provide software aides, supplements or replacements to make them Year 2000 compliant.

     HARDWARE

     All 650 of the Company's desktop machines will require an upgrade, typically a new clocking board, in order to be made Year 2000 compliant. The Company's servers and processors will be individually evaluated and may also require modification. All of the Company's networking hardware is certified Year 2000 complaint.

     NON-INFORMATION TECHNOLOGY SYSTEMS

     The Company's phone and security systems are Year 2000 compliant. The Company is currently evaluating the Year 2000 readiness of its fire suppression and HVAC systems.

The Company expects to complete its Year 2000 assessment by January 1999, and to be fully Year 2000 compliant and obtain certification of Year 2000 compliance from the Information Technology Association of America by September 1999. Given the Company's plans to identify and address the Year 2000 Issues, the Company does not believe that the Year 2000 Issue will have a material adverse effect on its results of operations or financial condition. The Company estimates that the total cost of addressing its Year 2000 Issue will be approximately $300,000. All costs associated with the remediation of the Year 2000 Issues will be expensed as incurred. The Company will develop a contingency plan for dealing with adverse consequences associated with Year 2000 Issues by August 31, 1999.